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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 18, 2007
LEXARIA CORP. (Exact name of registrant as specified in its charter)
Nevada (State or other jurisdiction of incorporation)	333-132134 (Commission File Number)	20-2000871 (IRS Employer Identification No.)
#604 – 700 West Pender Street, Vancouver, British Columbia, Canada V6C 1G8
Registrant's telephone number, including area code: (604) 602-1675
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered sales of Equity Securities

1.

On July 18, 2007, The Company closed its private placement which comprised of the sale of 2,100,000 units at the price of $0.50 per Unit for total gross proceeds of $1,050,000. Each Unit is comprised of one restricted common share and one warrant (the "Warrant") to purchase one additional share of common stock, exercisable for a period of two years from the closing of this offering. The exercise price of the Warrants is $0.60. Assuming that all of the Warrants are exercised by the holders, the gross proceeds received by the Company from the Warrants will equal approximately $1,260,000. No commissions are being paid on this equity financing which is being issued only to accredited investors.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 18, 2007

(Signature)	Lexaria Corp. By: “/s/ Chris Bunka” Chris Bunka President & CEO